SUITE 1850
1066 WEST HASTINGS STREET
VANCOUVER, BC V6E 3X2

T: **604.683.3850**
F: **604.688.8479**

ACAL

ACAL GROUP
CHARTERED ACCOUNTANTS
PCAOB & CPAB Registrant

INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated September 26, 2011 on the consolidated financial statements of Teryl Resources Corp. as at May 31, 2011 and 2010, and for the years ended May 31, 2011 and 2010 that are included in the Company's Annual Report Form 20-F filing.

Vancouver, Canada

December 15, 2011

"ACAL Group"

Chartered Accountants